EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

____ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association                            94-1347393
(Jurisdiction of incorporation of                                (I.R.S. Employer
organization if not a U.S. national                            Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota                                57104
(Address of principal executive offices)                            (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

TrueBlue, Inc.
(Exact name of obligor as specified in its charter)

Washington    91-1287341
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                                Identification No.)

1015 A Street
Tacoma, Washington      98402
(Address of principal executive offices)    (Zip code)

_____________________________
Debt Securities

(Title of indenture securities)

Item 1.    General Information. Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

(b)    Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.    A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.    A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.    A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.    Copy of By-laws of the trustee as now in effect.*

Exhibit 5.    Not applicable.

Exhibit 6.    The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.    Not applicable.

Exhibit 9.    Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of Navient Funding, LLC and Navient Credit Funding, LLC, file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 21st day of July, 2021.

                    WELLS FARGO BANK, NATIONAL ASSOCIATION

                    /s/Michael Tu                ____________
                    Michael Tu
                    Vice President

EXHIBIT 6

July 21, 2021

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                    Very truly yours,

                    WELLS FARGO BANK, NATIONAL ASSOCIATION

                    /s/Michael Tu                ___________
                    Michael Tu
                    Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2021, filed in accordance with 12 U.S.C. §161 for National Banks.

                                                 Dollar Amounts
                                                    In Millions
                                                 ______________
ASSETS
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin                            $ 27,624
    Interest-bearing balances                                         247,100
Securities:
    Held-to-maturity securities                                     232,139
    Available-for-sale securities                                     193,559
    Equity Securities with readily determinable fair value not held for trading                 11

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices                                 52
Securities purchased under agreements to resell                             61,135
Loans and lease financing receivables:
    Loans and leases held for sale                                     32,787
    Loans and leases, net of unearned income                     825,035
    LESS: Allowance for loan and lease losses                         16,694
    Loans and leases, net of unearned income and allowance                        808,341
Trading Assets                                                 64,013
Premises and fixed assets (including capitalized leases)                             10,992
Other real estate owned                                             158
Investments in unconsolidated subsidiaries and associated companies                         13,487
Direct and indirect investments in real estate ventures                      66
Intangible assets 31,616
Other assets                                                 50,077
                                                 ___________
Total assets                                             $1,773,157

LIABILITIES
Deposits:
    In domestic offices                                     $1,463,374
        Noninterest-bearing                             551,270
        Interest-bearing                             912,104
    In foreign offices, Edge and Agreement subsidiaries, and IBFs                     28,333
        Noninterest-bearing                             332
        Interest-bearing                             28,001
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices                                 876
Securities sold under agreements to repurchase                             5,980

                                                 Dollar Amounts
                                                    In Millions
                                                 _______________

Trading liabilities                                                 15,235
Other borrowed money
    (Includes mortgage indebtedness and obligations under capitalized leases)                 44,034
Subordinated notes and debentures                                         11,879
Other liabilities                                                 32,321
                                                    _______
Total liabilities                                             $1,602,032

EQUITY CAPITAL
Perpetual preferred stock and related surplus 0
Common stock                                                 519
Surplus (exclude all surplus related to preferred stock)                              114,820
Retained earnings                                                 54,661
Accumulated other comprehensive income                                     1,094
Other equity capital components                                         0
                                                    ________
Total bank equity capital                                             171,094
Noncontrolling (minority) interests in consolidated subsidiaries                         31

Total equity capital                                             171,125
                                                    ________
Total liabilities, and equity capital                                      $1,773,157

I, Michael P. Santomassimo, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                                 Michael P. Santomassimo
                                                 Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

Directors
Maria R. Morris
Theodore F. Craver, Jr.
Juan A. Pujadas